                                  UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K

                               CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

          Date of Report (Date of earliest Event reported) July 2, 2001

                        Wireless WebConnect!, Inc.
             (Exact name of registrant as specified in its charter)

  Delaware                          0-10588              75-19993841
(State or other                (Commission File Number)  (IRS Employer
 jurisdiction of incorporation)                           Identification No.)

                2155 Chenault, Suite 314, Carrollton, Texas 75006
            (Address of principal executive offices)     (Zip Code)

        Registrant's telephone number, including area code (214) 390-0051

Item 5.  Other Events.

          Wireless   WebConnect!,   Inc.  (the   "Company")  is  a  reseller  of
high-speed,  mobile Internet service for mobile professional and secure wireless access  to  corporate  computer  networks  through  virtual  private  networking services. Since 1995, the Company has been a strategic partner of Metricom, Inc.
("Metricom") by locating  subscribers to use Metricom's  Richochet wireless data network.

          On July 2,  2001,  Metricom  announced  that it filed for  Chapter  11 bankruptcy  protection  and that it would seek to  restructure  its business and debt while maintaining  operations.  Substantially all of the Company's revenues are generated from billings to subscribers of Metricom's Ricochet services.  The filing by Metricom for Chapter 11 bankruptcy protection may materially adversely affect the Company due to, among other  things,  the inability of the Company to locate  new  subscribers  for  the  Ricochet  service  and the  loss of  current customers for such service.

          The Company is  currently  evaluating  other  products and services to market and sell.  There can be no assurances that it will be successful in these endeavors.

                                   SIGNATURES

          Pursuant to the  requirements of Section 13 or 15(d) of the Securities and  Exchange  Act of 1934,  the  Registrant  has duly  caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          WIRELESS WEBCONNECT!, INC.

                                          By:     /s/ R. Phillip Boyd
                                                  -------------------
                                          Name:       R. Phillip Boyd
                                          Title:      Chief Financial Officer

DATE:  July 11, 2001